              CONSENT TO ACTION OF SHAREHOLDERS WITHOUT A MEETING
        REVOCABLE CONSENT SOLICITED ON BEHALF OF KOLLMORGEN CORPORATION

    The undersigned, a common shareholder of Pacific Scientific Company ("Pacific Scientific"), acting with respect to all of the shares of Common Stock, par value $1.00 per share (the "Common Stock"), held by the undersigned, hereby consents, withholds consent or abstains as specified on the reverse side with respect to the taking of corporate action without a meeting pursuant to
Section 603 of the California General Corporation Law. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement/Preliminary Prospectus furnished herewith (the "Consent Solicitation Statement/Prospectus").

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL BE DEEMED TO BE A VOTE TO ABSTAIN, AND A VOTE TO ABSTAIN WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

    Shareholders wishing to approve the actions set forth herein should mark the "Consent" box on the reverse side of this consent card. Those opposing such action should register their position by marking the "Withhold Consent" or "Abstain" box on the reverse side of this consent card or by not returning this consent card. Unless you otherwise indicate on this consent card, this consent card will be voted as set forth on the reverse side with respect to all shares of Common Stock held by the undersigned, and if no choice is indicated but this consent card is otherwise completed, you will be deemed to have consented to the action set forth on the reverse side of this consent card. By executing this card the undersigned hereby revokes any and all prior consents or revocations of consent and hereby affirms that the undersigned has the power to deliver a consent for the number of shares represented by this consent.

SIGNED BUT UNMARKED CARDS WILL BE DEEMED TO GIVE CONSENT TO THE ACTION SET FORTH ON THE REVERSE SIDE OF THIS CARD.

    Kollmorgen Corporation is soliciting consents to call a special meeting of Pacific Scientific shareholders (the "Special Meeting") for the purpose of voting on (i) the approval of a shareholder resolution to repeal any and all provisions of the bylaws of Pacific Scientific (the "Pacific Scientific Bylaws") that have not been duly filed by Pacific Scientific with the Securities and Exchange Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997 (the "Bylaw Repeal Proposal"), (ii) the removal from office of the entire Pacific Scientific Board of Directors (the "Pacific Scientific Board") and (iii) the election of six persons to be nominated by Kollmorgen Corporation (the "Kollmorgen Nominees") to fill the vacancies created thereby. The Special Meeting will be held on February 4, 1998 or, if later, on the thirty-sixth day following the date on which the requisite number of consents to call the Special Meeting are delivered to Pacific Scientific (the "Special Meeting Date").

Calling of the Special Meeting is conditioned upon receiving the consent of the holders of not less than 10% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Unless previously revoked, this consent will be effective when and if delivered to Pacific Scientific along with consents representing the percentage of shares indicated in the immediately preceding sentence.
                      PLEASE SIGN AND DATE ON REVERSE SIDE

YOUR CONSENT TO THE CALLING OF THE SPECIAL MEETING WILL NOT REQUIRE YOU TO VOTE FOR ANY OF THE PROPOSALS AT THE SPECIAL MEETING. YOU WILL STILL HAVE THE CHOICE OF HOW YOU WILL VOTE ON ANY MATTER TO BE PROPOSED AT THE SPECIAL MEETING.

/X/ PLEASE MARK
  VOTES AS IN
  THIS EXAMPLE

FAILURE TO EXECUTE AND RETURN THIS CONSENT CARD WILL BE DEEMED TO BE A VOTE TO ABSTAIN, AND A VOTE TO ABSTAIN WILL HAVE THE EFFECT OF A VOTE AGAINST THE CORPORATE ACTION DESCRIBED BELOW.

      PROPOSAL: CALLING THE SPECIAL MEETING

                                                                                                                   CONSENT

Calling of the Special Meeting on the Special Meeting Date for the purpose of voting on (i) the Bylaw Repeal        / /
Proposal, (ii) the removal from office of the entire Pacific Scientific Board and (iii) the election of the
Kollmorgen Nominees to fill the vacancies created thereby.

                                                                                                                  WITHHOLD
Calling of the Special Meeting on the Special Meeting Date for the purpose of voting on (i) the Bylaw Repeal        / /
Proposal, (ii) the removal from office of the entire Pacific Scientific Board and (iii) the election of the
Kollmorgen Nominees to fill the vacancies created thereby.

                                                                                                                   ABSTAIN
Calling of the Special Meeting on the Special Meeting Date for the purpose of voting on (i) the Bylaw Repeal        / /
Proposal, (ii) the removal from office of the entire Pacific Scientific Board and (iii) the election of the
Kollmorgen Nominees to fill the vacancies created thereby.

Calling of the Special Meeting on the Special Meeting Date for the purpose of voting on (i) the Bylaw Repeal
Proposal, (ii) the removal from office of the entire Pacific Scientific Board and (iii) the election of the
Kollmorgen Nominees to fill the vacancies created thereby.

                                    When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in a corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Signature ___________________________ Dated: _______________

                    Signature ___________________________ Dated: _______________